                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant   [ _ ]

Check the appropriate box:

[ _ ]    Preliminary Proxy Statement
[ _ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ X ]    Definitive Proxy Statement
[ _ ]    Definitive Additional Materials
[ _ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                      INTEGRATED HEALTHCARE HOLDINGS, INC.
         -------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (check the appropriate box):

[ X ]    No fee required.

[ _ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) or 0-11.

         (1) Title of each class of securities to which transaction applies:______________________________________________________
         (2)      Aggregate number of securities to which transaction applies:
                  ______________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________
         (4)      Proposed maximum aggregate value of transaction:______________
         (5)      Total fee paid:_______________________________________________

[ _ ]    Fee paid previously with preliminary materials.

[ _ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and date of filing.

         (1)      Amount previously paid:_______________________________________
         (2)      Form, schedule or Registration Statement No.:_________________
         (3)      Filing party:_________________________________________________
         (4)      Date filed:___________________________________________________

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                              1301 N. Tustin Avenue
                           Santa Ana, California 92705
                                 (714) 953-3503


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of the Stockholders of Integrated Healthcare Holdings, Inc. (the "Company") will be held at 6:00 p.m. Pacific time on Wednesday, November 29, 2006, for the following purposes:

         1. To elect six (6) directors to our Board of Directors to serve until the 2007Annual Meeting of Stockholders and until their successors are elected and have qualified. The following individuals are the nominees for election as director:

         Maurice J. DeWald     Bruce Mogel                    J. Fernando Niebla
         Ajay G. Meka, M.D.    Syed Salman J. Naqvi, M.D.     Anil V. Shah, M.D.


         2.       To approve the 2006 Stock Incentive Plan.

         3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         The Annual Meeting will be held in the Bash Auditorium on the first floor of the Western Medical Center-- Santa Ana located at 1001 N. Tustin Ave., Santa Ana, California, 92705.

         Only stockholders of record at the close of business on October 4, 2006 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

         PLEASE COMPLETE AND RETURN THE ENCLOSED RSVP CARD IF YOU WILL BE ATTENDING THE ANNUAL MEETING.

         WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. ANY STOCKHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

                                     By Order of the Board of Directors

                                     /s/ Ajay G. Meka
                                     ----------------
                                     Ajay G. Meka, M.D.
                                     Chairman of the Board of Directors
                                     Santa Ana, California
                                     November 10, 2006

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                              1301 N. Tustin Avenue
                           Santa Ana, California 92705
                                 (714) 953-3503
                                _________________

                                 PROXY STATEMENT
                                _________________

SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Integrated Healthcare Holdings, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 6:00 p.m. Pacific time on Wednesday, November 29, 2006, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Bash Auditorium on the first floor of the Western Medical Center--Santa Ana located at 1001 N. Tustin Ave., Santa Ana, California, 92705. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

REVOCATION OF PROXIES

         All Proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

RECORD DATE AND VOTING PROCEDURES

         The close of business on October 4, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 87,557,430 shares of common stock, par value $.001 per share ("Common Stock").

         Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting process. The Bylaws of the Company do not permit stockholders to cumulate votes for election of directors.

         Stockholders may revoke any proxy before it is voted by attendance at the meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to the Secretary of the Company.

         The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder's directions. If the proxy card is signed and returned without direction as to how they are to be voted, the shares will be voted as recommended by the Board of Directors.

MAILING OF PROXY STATEMENT AND PROXY CARD

         Our Annual Report on Form 10-K for 2005 is enclosed for your convenience but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies.

         Our principal executive offices are located at 1301 N. Tustin Avenue, Santa Ana, California 92705. This Proxy Statement and the accompanying Proxy Card is first being mailed to stockholders on or about November 10, 2006.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than three nor more than seven members. The Board of Directors has set the exact number of directors at six. At each annual meeting of stockholders of the Company, directors are elected until the next annual meeting of stockholders and until their successors are elected and have qualified. Our Bylaws provide for the election of directors at our annual meeting of stockholders. The Board of Directors proposes the election of the nominees named below.

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE DIRECTORS NOMINATED HEREIN.

         The Board of Directors proposes the election of the following nominees as members of the Board of Directors. If elected, the nominees are expected to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and have qualified.

         Maurice J. DeWald      Bruce Mogel                   J. Fernando Niebla
         Ajay G. Meka, M.D.     Syed Salman J. Naqvi, M.D.    Anil V. Shah, M.D.


INFORMATION WITH RESPECT TO EACH NOMINEE AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each nominee and executive officer of the Company as of September 30, 2006.

NAME                                 AGE     POSITION
----                                 ---     --------

Ajay G. Meka, M.D.                   56      Chairman of the Board of Directors
Anil V. Shah, M.D.                   56      Director
Bruce Mogel                          48      Director, Chief Executive Officer
Larry B. Anderson                    57      President
Steven R. Blake                      53      Chief Financial Officer
Daniel J. Brothman                   50      Senior Vice President, Operations
Maurice J. DeWald                    66      Director
Syed Salman J. Naqvi, M.D.           44      Director
J. Fernando Niebla                   66      Director

         AJAY G. MEKA, M.D has been Chairman of the Board of Directors of the Company since September 28, 2006. Dr. Meka has been a licensed physician in California for the past 23 years. He is a board certified physician practicing in Orange County, California. Dr. Meka received his medical degree from Guntur Medical College in Gunter, India. He performed his post-graduate training at Brooklyn Jewish Hospital and Coney Island Hospital, both in Brooklyn, New York.

         ANIL V. SHAH, M.D. has been a director of the Company since January 31, 2005 and served as Chairman of the Board of Directors through September 28, 2006. The scope of his executive services to the Company are described in his employment agreement dated March 7, 2005. He is also co-manager of Orange County Physicians Investment Network, LLC ("OC-PIN"), the Company's principal stockholder. Dr. Shah is a Board certified cardiologist active in practice for the last 23 years. He is an interventional and nuclear cardiologist and also performs cutting edge imaging techniques including CT angiography of the heart. Dr. Shah was a fellow in cardiology and subsequently a research fellow in nuclear cardiology at the VA Hospital Wadsworth and UCLA School of Medicine. He has held several positions at hospitals where he practices and has been an active speaker at various forums in his field.

         BRUCE MOGEL has served Chief Executive Officer and director of the Company since November 18, 2003. Mr. Mogel has over 25 years of experience in operational management and has held several lead executive roles in the healthcare field. Most recently, from 1999-2002, Mr. Mogel served as Executive Vice President of Operations for Doctors' Community Healthcare Corp, where he was responsible for the operations and profitability of five acute care hospitals and one psychiatric hospital, and managed a team of six hospital CEOs and other senior management members. Mr. Mogel earned his Bachelor's degree from The State University of New York at Buffalo with a degree in English.

         LARRY B. ANDERSON has served as President of the Company since November 2003 and served as a director of the Company from November 2003 until August 1, 2005. Mr. Anderson has over 20 years of senior level executive experience in an enterprise with over $65 billion per year in sales. A California licensed attorney since 1975, Mr. Anderson specializes in employment and business law matters, including collective bargaining, arbitrations, unfair labor practices and court cases as well as transactional work in contracts and due diligence. From 2002-2003, as the Executive Vice President, Human Resources and General Counsel, Litigation, Mr. Anderson managed all litigation for a seven hospital chain in Southern California. Mr. Anderson earned his Bachelor of Arts degree in Political Science from California State University, Long Beach, and his law degree from Loyola University.

         STEVEN R. BLAKE has served as Chief Financial Officer of the Company since July 1, 2005 and is a California licensed Certified Public Accountant
(CPA). Mr. Blake came to the Company with over 20 years of experience in multi-hospital financial management. He also has extensive experience serving in financial roles with public companies. Most recently, he served as Regional Vice President of Finance for Tenet Healthcare Corporation ("Tenet"), a position he held for over 17 years. In this position, Mr. Blake was responsible for the financial management of numerous Tenet assets covering five western states (California, Arizona, Washington, Nebraska and Texas). Mr. Blake's strong hospital financial background combined with his knowledge of public company requirements made him a strong addition to the Company's corporate team.

         DANIEL J. BROTHMAN is Senior Vice President, Operations of the Company and Chief Executive Officer of Western Medical Center Santa Ana. Mr. Brothman is an experienced single and multi-hospital operations executive. Since 1999 he helped build the Western Medical Center in Santa Ana for Tenet Healthcare Corporation. Mr. Brothman also ran Columbia Healthcare's Utah Division from 1996-1998. Mr. Brothman has in excess of 30 years experience in hospital administration. Mr. Brothman earned his Bachelor of Arts degree from Washington University at St. Louis, and his Master's in Health Care Administration from the University of Colorado at Denver.

         MAURICE J. DEWALD has served as a member of the Board of Directors of the Company since August 1, 2005 and sits on the Audit Committee, Compensation Committee, Finance Committee and Special Committee. Mr. DeWald is Chairman and Chief Executive Officer of Verity Financial Group, Inc., a private investment firm that he founded in 1992. From 1962-1991, Mr. DeWald was with KPMG, LLP, one of the world's largest international accounting and tax consulting firms, where he served at various times as director and as the Managing Partner of the Chicago, Orange County and Los Angeles Offices. Mr. DeWald is a director of Mizuho Corporate Bank of California, Advanced Materials Group, Inc, NNN Healthcare/Office REIT, Inc. and fileScan, Inc., and is a former director of Tenet Healthcare Corporation and Quality Systems, Inc. He also sits on the Advisory Council of the University of Notre Dame Mendoza School of Business. Mr. DeWald is a past Chairman and director of United Way of Greater Los Angeles. Mr. DeWald received a B.B.A. from the University of Notre Dame in 1962. He is also a Certified Public Accountant.

         SYED SALMAN J. NAQVI, M.D. has served as a member of the Board of Directors of the Company since August 1, 2005 and sits on the Compensation Committee. He is a practicing physician in Orange County, California and is Board Certified in Pulmonary Medicine. He also serves as Medical Director of the Pulmonary Department at Kindred Hospital in Westminster, California, and the Medical Director of the Cardio-Pulmonary Department and the Subacute Unit at Coastal Communities Hospital in Santa Ana, California, which has been owned by the Company since March 2005. Dr. Naqvi also serves as a member of the Board of Directors of Relief International, a nonprofit agency providing emergency relief, rehabilitation and development assistance to victims of natural disasters and conflicts worldwide. Dr. Naqvi is the co-manager of the Company's principal stockholder, OC-PIN.

         J. FERNANDO NIEBLA has served as a member of the Board of Directors of the Company since August 1, 2005 and sits on the Audit Committee, Compensation Committee, Finance Committee and Special Committee. He has served as President of International Technology Partners, LLC, an information technology and business consulting services company based on Orange County, California since August 1998. He is also a founder of Infotec Development Inc. and Infotec Commercial Systems, two national information technology firms. He currently serves on the Boards of Directors of Union Bank of California, Pacific Life Corp. and Granite Construction Corp., the Board of Trustees of the Orange County Health Foundation, and on the Advisory Boards to the USC IMSC (Integrated Media Systems Center). Mr. Niebla holds a B.S. degree in Electrical Engineering from the University of Arizona and an M.S. QBA from the University of Southern California.

DIRECTORS' MEETINGS AND COMMITTEES

         In fiscal year 2005, the Board of Directors held 19 meetings. Each director attended over 75% of the board meetings and meetings of the Audit Committee in which he served, if applicable. The directors are invited and encouraged to attend the Company's Annual Meeting of Stockholders. All directors attended the 2005 Annual Meeting of Stockholders.

         The Audit Committee of the Board of Directors was formed in August 2005 and consists of our two independent directors, Maurice DeWald and J. Fernando Niebla, who joined the Board of Directors in August 2005. The Board of Directors has determined that Maurice DeWald is an "audit committee financial expert" as defined in the rules and regulations of the SEC. The Audit Committee of the Board of Directors pre-approves all audit and permissible non-audit services to be performed by the independent auditors. The Audit Committee will also advise management on the engagement of experts with sufficient expertise to advise on accounting and financial reporting of complex financial transactions. In fiscal year 2005, the Audit Committee held 13 meetings. The Audit Committee Charter is included as APPENDIX A to this Proxy Statement.

         The Compensation Committee of the Board of Directors was formed in October 2005 and consists of three directors, Maurice DeWald, Syed Salman J. Naqvi, M.D. and J. Fernando Niebla. In fiscal year 2005, the Compensation Committee held three meetings. The Compensation Committee is responsible for overseeing the administration of the Company's executive compensation programs, establishing and interpreting the Company's compensation policies and approving all compensation paid to executive officers, including the named executive officers listed in the Summary Compensation Table of this Proxy Statement. The Compensation Committee will administer the Company's 2006 Stock Incentive Plan.

         The Finance Committee of the Board of Directors was formed in early 2006 and consists of our two independent directors, Maurice DeWald and J. Fernando Niebla, who joined the Board of Directors in August 2005.

         The Special Committee of the Board of Directors was formed in August 2005 and consists of our two independent directors, Maurice DeWald and J. Fernando Niebla, who joined the Board of Directors in August 2005. The Special Committee will be responsible for overseeing a variety of matters as required.

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         The Company does not currently have a Nominating Committee of the Board of Directors. The entire Board of Directors performs the functions of a nominating committee. The Board of Directors has not formed a Nominating Committee since the Board of Directors has determined that it is not necessary and would have no direct benefit at this time because of the small size of the Company, the size of the current Board of Directors and the presence of a majority stockholder of the Company.

         All of the current board members were elected or appointed to their positions as directors in accordance with our Bylaws. The Board of Directors is not considering, at this time, increasing the number of directors or nominating new members to the Board of Directors. While there are no formal procedures for stockholders to recommend nominations, the Board of Directors will consider stockholder recommendations. Such recommendations should be addressed to the Corporate Secretary at the address listed below under "Communications with Board of Directors".

DIRECTOR INDEPENDENCE

         Although the Company is not listed on NASDAQ, the Company's Board of Directors reviews the independence of its directors under the standards of NASDAQ applicable to directors of listed companies. Based on this review, the Board of Directors determined that each of Maurice DeWald and J. Fernando Niebla is an independent director under those standards.

DIRECTOR COMPENSATION

         During the year ended December 31, 2005, the Board of Directors approved a non-employee director compensation policy. The current compensation for directors is as follows:

         1. Cash - Each non-employee director receives an annual retainer fee of $30,000 and an attendance fee of $1,500 for each Board meeting attended, and a separate fee for each committee meeting attended. Committee Chairmen receive an additional annual retainer of $5,000.

         2. Stock - A director who is not an employee or an owner of the Company may receive options to purchase shares of the Company stock at the direction of the Board of Directors. To date, none have been granted by the Board of Directors.

         3. Travel Reimbursement - All travel and related expenses incurred by directors to attend Board meetings, committee meetings and other Company activities are reimbursed by the Company.

         Employee directors receive no compensation for service on the Board of Directors and the Company does not provide any retirement benefits to non-employee directors.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements with management and Ramirez International, which acted as our independent auditors for the fiscal year 2005. The Audit Committee also discussed with Ramirez International the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Ramirez International as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with Ramirez International, Ramirez International's independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2005.

The report is submitted on behalf of the Audit Committee:

         Maurice J. DeWald
         J. Fernando Niebla

         The above Audit Committee report is not deemed to be "soliciting material," is not "filed" with the SEC and is not to be incorporated by reference in any filings that the Company files with the SEC.

CODE OF ETHICS

         We adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and controller) and directors. Our Code of Business Conduct and Ethics can be obtained free of charge by sending a request to our Corporate Secretary to the following address: Integrated Healthcare Holdings, Inc., Attn: Larry Anderson, 1301 N. Tustin Avenue, Santa Ana, California 92705.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Stockholders may communicate with the Board of Directors, including the management directors, by sending a letter to Board of Directors, c/o Corporate Secretary, Integrated Healthcare Holdings, Inc., 1301 N. Tustin Avenue, Santa Ana, California 92705. All communications directed to the Board of Directors will be transmitted promptly to all of the directors without any editing or screening by the Corporate Secretary.

                                   PROPOSAL 2
                      APPROVAL OF 2006 STOCK INCENTIVE PLAN

         The Board of Directors has unanimously approved for submission to a vote of the stockholders a proposal to adopt the 2006 Stock Incentive Plan (the "2006 Plan"). The purpose of the 2006 Plan is to retain key employees, directors and consultants of the Company having experience and ability, to attract new employees, directors and consultants whose services are considered valuable, to encourage their sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Board of Directors believes that grants of options and other forms of equity participation may become an increasingly important means to retain and compensate employees, directors and consultants. The 2006 Plan will only become effective if approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote. Unless marked otherwise, proxies received will be voted FOR the adoption of the 2006 Plan, unless authority is withheld.

         If approved by the stockholders, a total of 12,000,000 shares of Common Stock will be initially reserved for issuance under the 2006 Plan. The number of shares of Common Stock available under the 2006 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company. In addition, as of the first business day of each calendar year in the period 2007 through 2015, the maximum number of shares reserved for issuance under the 2006 Plan will be increased by an amount equal to one percent (1%) of the Company's total outstanding shares as of the last day of the immediately preceding calendar year. Capitalized terms used but not defined in this proposal shall have the same meaning as in the 2006 Plan unless otherwise indicated.

         A general description of the principal terms of the 2006 Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2006 Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
                     VOTE FOR THE ADOPTION OF THE 2006 PLAN.

GENERAL DESCRIPTION

         PURPOSE. The purpose of the 2006 Plan is to provide the Company's employees, consultants and directors, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. It is not possible to state in advance the exact number and identify of those individuals who will ultimately participate in the 2006 Plan. However, please refer to "New Plan Benefits" below for those individuals who will receive benefits under the 2006 Plan if the 2006 Plan is adopted.

         SHARES RESERVED FOR ISSUANCE UNDER THE 2006 PLAN. If approved by the stockholders, a total of 12,000,000 shares of Common Stock will be initially reserved for issuance pursuant to awards under the 2006 Plan. The number of shares of Common Stock available under the 2006 Plan will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Common Stock or capital structure of the Company. In addition, as of the first business day of each calendar year in the period 2007 through 2015, the maximum number of shares reserved for issuance under the 2006 Plan will be increased by an amount equal to one percent (1%) of the Company's total outstanding shares as of the last day of the immediately preceding calendar year.

         ADMINISTRATION. The 2006 Plan will be administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the "Administrator"), defined as a committee designated by the Board of Directors. It is expected that the 2006 Plan will be administered by the Compensation Committee of the Board of Directors, which is intended to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and Section 162(m) of the Internal Revenue Code (the "Code").

         TERMS AND CONDITIONS OF AWARDS. The 2006 Plan provides for the grant of stock options and restricted stock. Stock options granted under the 2006 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its related entities. To the extent that the aggregate fair market value of shares of the Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2006 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2006 Plan shall be designated in an award agreement.

         The Administrator may issue awards under the 2006 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction. Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company's Common Stock or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above sub-section of this Section "--Shares Reserved for Issuance under the 2006 Plan"), to approve award agreements for use under the 2006 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the 2006 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2006 Plan, as the Administrator deems appropriate.

         The term of any award granted under the 2006 Plan may not be for more than ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

         The 2006 Plan authorizes the Administrator to grant incentive stock options and non-qualified stock options at an exercise price not less than 100% of the fair market value of the Company's Common Stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any subsidiary of the Company). In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2006 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of Common Stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

         The 2006 Plan provides that any amendment that would adversely affect the grantee's rights under an outstanding awards shall not be made without the grantee's written consent, provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option shall not be treated as adversely affecting the rights of the grantee. The 2006 Plan also provides that stockholder approval is required in order to (i) reduce the exercise price of any option awarded under the 2006 Plan or (ii) cancel any option awarded under the 2006 Plan in exchange for another award at a time when exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction, as defined in the 2006 Plan.

         Under the 2006 Plan, the Administrator may establish one or more programs under the 2006 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2006 Plan separate programs for the grant of particular forms of awards to one or more classes of grantees.

         TERMINATION OF SERVICE. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2006 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

         TRANSFERABILITY OF AWARDS. Under the 2006 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will and by the laws of descent and distribution and during the lifetime of a participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the participant. The 2006 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

         INDIVIDUAL AWARD LIMITS. Under the 2006 Plan, the maximum number of shares with respect to which stock options may be granted to any grantee in any three-year fiscal year period of the Company is 1,500,000 shares, less three times the number of shares of restricted stock granted to such grantee in such three-year fiscal period. The maximum number of shares of restricted stock that may be granted to any grantee in any three-year fiscal year period of the Company is 1,500,000 shares, less the number of shares with respect to which options have been granted to such grantee in such three-year fiscal year period divided by three. These limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in the 2006 Plan.

         SECTION 162(m) OF THE CODE. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company's chief executive officer and the four other most highly compensated officers of the Company. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option is canceled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

         In order for restricted stock and restricted stock units to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2006 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses,
(xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share.

         CHANGE IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2006 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

         CHANGE IN CONTROL. Upon the consummation of a Change in Control (as defined in the 2006 Plan), in addition to any action required or authorized by the terms of an individual award agreement, the Administrator may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of grantees under the 2006 Plan: (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award; (ii) offer to purchase or, if an award is not affirmed, assumed or replaced in connection with the Change in Control, cashout any outstanding award for cash or other consideration, as determined by the Administrator as of the date of the Change in Control; or (iii) make adjustments or modifications to outstanding awards as the Administrator deems appropriate to maintain and protect the rights and interests of participants following such Change in Control.

         AMENDMENT, SUSPENSION OR TERMINATION OF THE 2006 PLAN. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan. The 2006 Plan will have a term of ten years, unless sooner terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any amendment to the 2006 Plan in such a manner and to such a degree as is required.

CERTAIN FEDERAL TAX CONSEQUENCES

         The following summary of the federal income tax consequences of the 2006 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Code.

         NONQUALIFIED STOCK OPTIONS. The grant of a nonqualified stock option under the 2006 Plan will not result in any federal income tax consequences to the optionholder or to the Company. Upon exercise of a nonqualified stock option, the optionholder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The

Company is entitled to an income tax deduction in the amount of the income recognized by the optionholder, subject to possible limitations imposed by
Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionholder's total compensation is deemed reasonable in amount. Any gain or loss on the optionholder's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to
Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

         INCENTIVE STOCK OPTIONS. The grant of an incentive stock option under the 2006 Plan will not result in any federal income tax consequences to the optionholder or to the Company. An optionholder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionholder has held the shares of Common Stock. If the optionholder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionholder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the optionholder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionholder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionholder's total compensation is deemed reasonable in amount. The "spread" under an incentive stock option -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionholder's alternative minimum tax liability exceeds such optionholder's regular income tax liability, the optionholder will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionholder must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above. In the event an incentive stock option is amended, such option may be considered deferred compensation and be subject to the rules of new Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

         RESTRICTED STOCK. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Section 83(b) of the Code ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

NEW PLAN BENEFITS

         The following table shows the number of stock options, to the extent determinable, that will be issued to the following individuals under the 2006 Plan if it is approved.


                            2006 STOCK INCENTIVE PLAN

        NAME (POSITION)                   DOLLAR VALUE ($)    NUMBER OF SHARES
--------------------------------------------------------------------------------
Bruce Mogel
Larry B. Anderson
Steven R. Blake                                                      *
Daniel J. Brothman                                                   *
Anil V. Shah, M.D.
All Current Executives as a Group                                    *
All Non-Executive Directors as a Group                               *
All Non-Executive Employees as a Group                               *
_______________________

* Although it is intended that grants of stock options or restricted stock will be made to certain individuals under the 2006 Stock Incentive Plan if it is approved, the exact amount of the grants is not determinable at this time.

VOTE REQUIRED

         The affirmative vote of holders of a majority of the voting power of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2006 Plan.

                              INDEPENDENT AUDITORS

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

         Ramirez International served as the independent auditors of the Company for the fiscal year ended December 31, 2005. Representatives of Ramirez International are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

         The following table sets forth the aggregate fees that we incurred for audit and non-audit services provided by Ramirez International for the year ended December 31, 2005. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our financial statements for the years ended December 31, 2005 and 2004.

NATURE OF FEES                               2005                2004
----------------------------------------------------------------------
Audit fees (financial)                $ 1,100,000            $ 75,000
Audit related fees                        274,500              23,500
Tax fees                                  921,000                  --
All other fees                                  0                   0
                            ------------------------------------------
TOTAL FEES                            $ 2,295,500            $ 98,500
                            ------------------------------------------

         The Audit Committee of the Board of Directors pre-approves all audit and permissible non-audit services to be performed by the independent auditors.

         The Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Ramirez International.

         The Audit Committee will select the Company's independent accountant for the current fiscal year ending December 31, 2006.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of September 30, 2006 by:

         o each stockholder known to us to own beneficially more than 5% of our Common Stock;
         o each of our directors, and each of our executive officers who served at December 31, 2005; and
         o all of our current directors and executive officers as a group.

            Except as otherwise noted below, the address of each person or entity listed on the table is 1301 North Tustin Avenue, Santa Ana, California 92705.

                                                  Amount and Nature of
              Name                               Beneficial Ownership(1)    Percentage of Total(2)
--------------------------------------------------------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS (3)
   Ajay G. Meka, M.D.                                                 0                          0
   Anil V. Shah, M.D.(4)                                     59,098,430                      67.5%
   Maurice J. DeWald                                                  0                          0
   Bruce Mogel                                                5,365,500                      6.13%
   Syed Salman Naqvi, M.D.(4)                                59,098,430                      67.5%
   J. Fernando Niebla                                                 0                          0
   Larry B. Anderson                                           5,376,00                      6.41%
   Steven R. Blake                                                    0                          0
   Daniel J. Brothman                                                 0                          0
All current directors and executive officers
as a group (9 persons)                                       69,893,930                      79.8%

PRINCIPAL STOCKHOLDERS (other than those named above)
   Orange County Physicians Investment Network, LLC(4)       59,098,430                      67.5%
   Hari S. Lal                                                6,500,000                      7.42%
   James T. Ligon                                             5,376,000                      6.13%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 30, 2006, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentages are based on 87,557,430 shares of common stock outstanding, which does not include 133,491,209* shares of common stock issuable upon exercise of outstanding warrants and shares of common stock which may be issued upon the exercise of stock options that will be issued under the 2006 Stock Incentive Plan.

(3) Does not include stock options which may be granted to certain individuals under the 2006 Stock Incentive Plan. See "Proposal 2".

(4) Dr. Anil Shah and Dr. Syed Salman Naqvi are co-managers and part owners of OC-PIN. Dr. Shah, Dr. Naqvi and OC-PIN may be deemed to be a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act. Dr. Shah and Dr. Naqvi each disclaim beneficial ownership of all shares held by OC-PIN except to the extent of their respective pecuniary interests therein.

* The maximum number of shares issuable under the January 27, 2005 warrants is 74,700,000. Variable shares issuable under the December 12, 2005 warrants are estimated at 58,791,209, based on the valuation at September 30, 2006.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

         Based solely upon the copies of Section 16(a) reports which we received from such persons or written representations from them regarding their transactions in our Common Stock, we believe that, with respect to reports required during the year ended December 31, 2005, OC-PIN, Dr. Shah and Dr. Naqvi filed late a Form 3 and Form 4, and Dr. Ludmir and Messrs. DeWald and Niebla filed late a Form 3.


                             EXECUTIVE COMPENSATION

            The following table sets forth summary information during 2005, 2004 and 2003 regarding compensation earned by (i) our chief executive officer during fiscal year 2005; (ii) each of our other most highly compensated executive officers employed by us as of December 31, 2005 whose salary and bonus for the fiscal year ended December 31, 2005 was in excess of $100,000 for their services rendered in all capacities to us; and (iii) one additional individual for whom disclosure would be required to be provided but for the fact that the individual was not serving as an executive officer at December 31, 2005.

                                                    SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                  Long Term Compensation
                                                      ------------------------ ----------------------------------------------------
                                                                                        Awards                    Payouts
                                                                               -------------------------- -------------------------
                                                                                             Securities
                                                                    Other      Restricted    Underlying
                                                                    Annual        Stock       Options/    LTIP        All Other
                                           Salary       Bonus    Compensation    Awards       SARs and    Payouts  Compensation(1)
     Name and Position         Year          $            $           $             $         Warrants       $            $
---------------------------- ---------- ------------- ---------- ------------- ------------ ------------- -------- ----------------
Bruce Mogel (1)                   2005       360,000          0        24,871       0            0           0            0
  Chief Executive Officer         2004       250,000     50,000        33,000       0            0           0            0
                                  2003             0          0             0       0            0           0            0

Larry B. Anderson (1)             2005       360,000          0        24,387       0            0           0            0
  President                       2004       250,000     50,000        33,000       0            0           0            0
                                  2003             0          0             0       0            0           0            0

Steven R. Blake                   2005      216, 580          0             0       0            0           0            0
  Chief Financial Officer         2004             0          0             0       0            0           0            0
                                  2003             0          0             0       0            0           0            0

Daniel J. Brothman                2005       216,346          0             0       0            0           0            0
  Senior Vice President           2004             0          0             0       0            0           0            0
  Operations                      2003             0          0             0       0            0           0            0

Anil V. Shah, M.D. (2)            2005       400,553          0             0       0            0           0            0
                                  2004             0          0             0       0            0           0            0
                                  2003             0          0             0       0            0           0            0

James T. Ligon                    2005       360,000          0        17,865       0            0           0            0
  EVP Acquisitions                2004       250,000     50,000        33,000       0            0           0            0
  (Former)  (1) (3)               2003             0          0             0       0            0           0            0


(1) Messrs. Mogel, Anderson and Ligon each agreed to defer a portion of their 2004 compensation until the acquisition of the four hospitals from Tenet was assured. The 2004 amounts reflected in the table above for these individuals include $209,000, $219,000 and $209,000, respectively, of compensation earned in 2004 that was paid in 2005.

(2) The scope of Dr. Shah's executive services to the Company are described in his employment agreement dated March 7, 2005.

(3) Mr. Ligon resigned from all positions with the Company on or about January 20, 2006.

EMPLOYMENT CONTRACTS, SEVERANCE AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         In February 2005, we entered into three-year employment agreements with Larry B. Anderson, Bruce Mogel and James T. Ligon, with each agreement on the following terms:

         o        Base salary of $360,000 per year;
         o        Bonus as determined by the Board of Directors;
         o Stock options to be issued for 1,000,000 shares, vesting annually in three equal installments;
         o        Standard medical and dental insurance;
         o        Up to four weeks vacation annually;
         o Monthly auto allowance of $1,000, and use of cellular telephone; and
         o Twelve months severance pay upon termination without cause or resignation for cause.

         In February 2005, the Company entered into a three-year employment agreement with Daniel J. Brothman on substantially the same terms as those described above, except with a base salary of $350,000 per year and stock options for two million shares (which option have not been issued).

         In March 2005, the Company entered into a three-year employment agreement with Anil V. Shah, M.D. on substantially the same terms as those described above, except with a base salary of $500,000 per year and stock options for one million shares (which options have not been issued).

         In March 2005, the Company entered into a three-year employment agreement with Steven R. Blake on substantially the same terms as those described above, except that Mr. Blake's base salary is currently set at $275,000 (reflecting his role as Chief Financial Officer of the Company beginning in July 2005) and stock options for 150,000 shares (which options have not been issued).

         In June 2005, the Company executed a Letter Amendment to Employment Agreements, dated June 6, 2005, with Messrs. Anderson, Mogel and Ligon, that provides that their respective employment agreements are revised to provide severance payments equal to each employee's compensation for a three year period if any of them is terminated without cause or if any of them resign for good cause (as defined in the Letter Amendment). The severance payment will be reduced by one month for each month the employee is employed after June 1, 2005, with the minimum severance payment to be no less than compensation for a twelve-month period.

         In August 2006, Anil V. Shah, Hari S. Lal, Bruce Mogel and Larry B. Anderson agreed to relinquish their rights to receive stock options under their respective employment agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2005, the Compensation Committee of our Board consisted of Messrs. Dewald, Naqvi and Niebla. No member of the Committee has been an officer or employee of the Company or its subsidiaries at any time since our inception. No executive officer of the Company serves as a member of the board of directors or the board compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee, and no such interlocking relationship existed during fiscal year 2005. Prior to the formation of the Compensation Committee in October 2005, the Board of Directors as a whole made decisions relating to the compensation of our executive officers.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

         SET FORTH BELOW IS A REPORT OF OUR COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ADDRESSING THE COMPENSATION PHILOSOPHY AND POLICIES FOR 2005 APPLICABLE TO OUR EXECUTIVE OFFICERS. THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THE INFORMATION CONTAINED IN THE REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                          COMPENSATION COMMITTEE REPORT

2005 EXECUTIVE COMPENSATION (PRE-COMPENSATION COMMITTEE)

         The Compensation Committee of the Board of Directors was established in October 2005. Prior to that time, the compensation of the Company's executive officers (including the compensation of executive officers reported in this Proxy Statement under the "Summary Compensation Table") was established and approved by the Board of Directors, rather than the Compensation Committee.

         The Company began operations on March 8, 2005. Prior to that date, the Company was a development stage company with no material operations or assets. On that date, the Company acquired four hospital facilities from Tenet Healthcare Corporation. In connection with the acquisition, the Company entered into new employment agreements with each of its executive officers in order to establish compensation levels commensurate with the Company's change from a development stage company to an operating company. These compensation arrangements were approved by the Board of Directors, and consisted primarily of three principal elements: a fixed base salary, a discretionary annual bonus determined by the Board of Directors, and a possible stock option grant providing long-term performance incentives.

COMPENSATION COMMITTEE

         The Compensation Committee was established in October 2005, and is responsible for overseeing the administration of the Company's executive compensation programs, establishing and interpreting the Company's compensation policies and approving all compensation paid to executive officers, including the named executive officers listed in the Summary Compensation Table. Each member of the Compensation Committee has been deemed by the Board of Directors to be an independent director under the rules and regulations of the Securities and Exchange Commission and the corporate governance listing standards of NASDAQ.

         The primary purposes of the Company's executive compensation program are (i) to attract, motivate and retain high quality key executives and managers and (ii) to link a portion of executive compensation to the performance of the Company by providing discretionary annual bonuses to executives and providing grants of stock options to certain executive officers.

         The Compensation Committee has retained a compensation consulting firm, which will assist it in formulating compensation policies, applying those policies to the compensation of executives and advising the Committee as to the form and reasonableness of compensation paid to executives. The Compensation Committee intends to conduct a review of the compensation levels of the Company's executive officers and compare those with compensation paid by our peer companies. The Committee believes that such comparisons are necessary since the Company must compete with other hospital and health services companies for qualified and experienced executives. The Committee intends to use such comparisons as a basis for establishing future levels of base and incentive compensation for Company executives.

         No discretionary bonuses were paid since the establishment of the Compensation Committee. The Compensation Committee intends to recommend such bonuses in the future only upon demonstrated success of the Company in achieving its business plan and achieving operational profitability, and the contributions of the executives towards this success. Stock options may be granted to executives (assuming approval of the 2006 Stock Incentive Plan at the Annual Meeting) in order to provide a long-term incentive to executives that is directly linked to stockholder value. See "Proposal 2" above.

2005 CEO COMPENSATION

         The Compensation Committee did not establish the current compensation of CEO Bruce Mogel, as the Committee was formed in October 2005. The Board of Directors, in establishing Mr. Mogel's compensation levels for 2005, considered among things Mr. Mogel's key role in arranging for the Company's successful acquisition of four hospitals from Tenet Healthcare Corp. in March 2005.

STATEMENT REGARDING DEDUCTIBILITY

         Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to the Company's CEO or to any of the four other highest-paid executive officers exceeds $1 million in any one tax year. The deduction limit does not apply to payments which qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance stock and performance stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The Compensation Committee believes that options that are intended to be granted under the 2006 Stock Incentive Plan would meet these conditions. It is the intent of the Compensation Committee to structure the Company's cash and stock-based compensation programs so that all compensation payments and stock-based awards are tax deductible. However, the Compensation Committee reserves the discretion to make payments or stock-based awards which are not tax deductible. Further, no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact meet these requirements or would not be challenged by the Internal Revenue Service.

                                            THE COMPENSATION COMMITTEE

                                                     Maurice J. DeWald

                                                     Syed Salman J. Naqvi, M.D.

                                                     J. Fernando Niebla

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 28, 2005, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with OC-PIN, under which (i) the Purchase Option Agreement was terminated, and (ii) OC-PIN agreed to invest $30,000,000 in the Company for an aggregate of 108,000,000 shares of Common Stock.

         Also, on January 27, 2005, the Company entered into a Rescission, Restructuring and Assignment Agreement (the "Restructuring Agreement") with Kali
P. Chaudhuri, M.D., William E. Thomas, and Anil V. Shah, M.D. The Restructuring Agreement amended and canceled certain portions of an agreement under which Dr. Chaudhuri agreed to acquire stock in the Company. Also under the Restructuring Agreement, (i) OC-PIN agreed to pay or cause to be paid to Dr. Chaudhuri his escrow deposit of $10,000,000 plus accrued interest, and (ii) OC-PIN and Dr. Chaudhuri agreed to form a new real estate holding company to own and operate the Real Estate LLC, with Dr. Chaudhuri to own no more than 49% of the Real Estate LLC.

         On March 7, 2005, upon acquisition of four hospital facilities in Orange County, California (the "Hospitals"), the Company transferred its right to all of the fee interests in the real estate acquired from Tenet (the "Hospital Properties") to Pacific Coast Holdings Investments, LLC ("PCHI"). PCHI is 51% owned by West Coast Holdings, LLC (owned in part by Dr. Anil Shah) and 49% by Ganesha Realty LLC (owned in part by Dr. Kali Chaudhuri). The Company entered into a Triple Net Lease under which it leased back from PCHI all of the Hospital Properties.

         On or about June 16, 2005, the Company extended OC-PIN's additional financing commitment under the Stock Purchase Agreement when the Company entered into (i) a First Amendment to the Stock Purchase Agreement, dated as of June 1, 2005 (the "First Amendment"); and (ii) an Escrow Agreement, dated as of June 1, 2005, by and among the Company, OC-PIN and City National Bank (the "Escrow Agreement"). The following material terms were contained in the First Amendment and the Escrow Agreement:

         o OC-PIN's total stock purchase commitment under the Stock Purchase Agreement was reduced from $30 million to $25 million;

         o A total of 57,250,000 shares of the Company's Common Stock previously issued to OC-PIN were placed in an escrow account with City National Bank in July 2005. OC-PIN had until September 1, 2005 to make monthly installments into the escrow account up to an aggregate of approximately $15,000,000. Such portion of the escrowed shares which were fully paid was to be returned to OC-PIN and the balance was to be transferred back to the Company;

         o OC-PIN agreed to reimburse the Company for $707,868 of its additional debt financing costs incurred since March 8, 2005. As of December 31, 2005, $340,000 of these costs had been recovered by the Company;

         o  The Company would work to complete a new borrowing transaction; and

         o Upon receipt of at least $5,000,000 of new capital under the First Amendment, the Company would call a stockholders meeting to re-elect directors.

         Under the First Amendment and the Escrow Agreement, OC-PIN deposited a total of $12,500,000 into the escrow account. However, following receipt of such funds, a disagreement arose between OC-PIN and the third party which provided $11,000,000 of the $12,500,000 deposited into the escrow account. In order to resolve this matter and to avoid potential litigation involving the Company, the Company agreed to return $11,000,000 of these funds and provide OC-PIN with a limited opportunity to provide alternative financing. Therefore, effective October 31, 2005, the Company entered into a Second Amendment to the Stock Purchase Agreement (the "Second Amendment"), pursuant to which the Company and OC-PIN issued escrow instructions to release escrowed funds as of November 2, 2005, terminate the Escrow Agreement and distribute the assets in the escrow account as follows:

         1. $1,500,000 of the escrowed cash, plus a pro rata portion of the accrued interest, was delivered to the Company for payment of stock.

         2. 11,000,000 of the escrowed cash, plus a pro rata portion of the accrued interest was delivered to OC-PIN.

         3. 5,798,831 of the escrowed shares of the Company's Common Stock were delivered to OC-PIN.

         4. 40,626,684 of the escrowed shares of the Company's Common Stock were delivered to the Company.

         5. OC-PIN transferred $2,800,000 from another account to the Company for which OC-PIN received 10,824,485 of the escrowed shares.

         6. The Company agreed to issue to OC-PIN 5,400,000 shares of its Common Stock multiplied by the percentage of OC-PIN's payment required to be made under the Stock Purchase Agreement, as amended, which had been made to date. As of December 31, 2005, 3,110,400 of these shares were not issued due to a dispute with OC-PIN over the Company's recovery of $367,868 in additional interest costs pursuant to the First Amendment. The Company resolved this dispute with OC-PIN on July 25, 2006.

         7. The Company granted OC-PIN the right to purchase up to $6,700,000 of Common Stock within 30 calendar days following the cure of the Company's default relating to the Credit Agreement, dated as of March 3, 2005, by and among the Company and its subsidiaries, PCHI and its members, and Medical Provider Financial Corporation II, at a price of $0.2586728 per share or a maximum of 25,901,447 shares of its Common Stock, plus interest on the purchase price at 14% per annum from September 12, 2005 through the date of closing on the funds from OC-PIN. Upon one or more closings on funds received under this section the Second Amendment, the Company will issue an additional portion of the 5,400,000 shares mentioned in item (6) above.

         On December 14, 2005, the Company and its subsidiaries entered into a credit agreement (the "Credit Agreement"), dated as of December 12, 2005, with OC-PIN, PCHI, West Coast Holdings, LLC, Ganesha Realty, LLC (collectively, the "Credit Parties"), and Medical Provider Financial Corporation III (the "Lender"). Under the Credit Agreement, the Lender loaned $10,700,000 to the Company under a promissory note. In connection with the Credit Agreement, OC-PIN and PCHI executed guaranty agreements in favor of the Lender.

                         COMPANY STOCK PERFORMANCE GRAPH

         The following graph shows the cumulative, five-year, split-adjusted total return for our Common Stock (including trading in our Common Stock under our current name and under our previous name, First Deltavision, Inc.), compared to two major indices. The Standard & Poor's 500 Stock Index includes 500 companies representing all major industries. The Standard & Poor's Healthcare Composite Index is a group of 45 companies involved in a variety of health care related businesses. Performance data assumes that $100.00 was invested on December 31, 2000 in our Common Stock and each of the indices. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMOUNG INTEGRATED HEALTHCARE HOLDINGS, INC.,
                                THE S&P 500 INDEX
                        AND THE S&P 500 HEALTHCARE INDEX





                            [PERFORMANCE GRAPH HERE]








                                                                    CUMULATIVE TOTAL RETURN
                                           ---------------------------------------------------------------------------
                                                  12/00        12/01        12/02      12/03        12/04       12/05
                                           ------------- ------------ ------------ ---------- ------------ -----------
Integrated Healthcare Holdings, Inc.             100.00       100.00       181.33     400.00       112.00      130.67

S&P 500                                          100.00        88.00        69.00      88.00        98.00      102.00

S&P 500 Healthcare Index                         100.00        88.00        71.00      82.00        84.00       89.00


         * $100 INVESTED ON 12/31/00 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMEBER 31.

                              STOCKHOLDER PROPOSALS

         Under Securities Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2007 Annual Meeting of Stockholders must provide the Company at our principal offices in Santa Ana, California with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company's proxy materials for the 2006 Annual Meeting. However, if the date of our Annual Meeting in 2007 changes by more than 30 days from the date on which our 2006 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2007 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act, the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.

         According to Section 15(b) of the Company's Bylaws, to be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the previous year's annual meeting of stockholders. If a stockholder who intends to present a proposal at the Company's 2007 Annual Meeting of Stockholders and who has not sought inclusion of the proposal in our proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal between July 22 and August 21, 2007, then the persons named in the proxies solicited by the Company's Board of Directors for its 2007 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

                          ANNUAL REPORT OF THE COMPANY

         We are currently required to file an Annual Report on Form 10-K and quarterly reports on Form 10-Q with the Securities and Exchange Commission. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being mailed to stockholders along with this Proxy Statement. The Annual Report shall be deemed to be incorporated by reference herein and be made a part hereof, but should not be considered part of the soliciting material.

                                  OTHER MATTERS

         The directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                          By Order of the Board of Directors

                                          /S/ Ajay G. Meka, M.D.
                                          ----------------------
                                          Ajay G. Meka, M.D.
                                          Chairman of the Board of Directors
                                          Santa Ana, California
                                          November 10, 2006

                                   Appendix A

                             AUDIT COMMITTEE CHARTER

                                       OF

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
================================================================================


                          PURPOSES, AUTHORITY & FUNDING

         The audit committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Integrated Healthcare Holdings, Inc., a Nevada corporation (the "COMPANY"), is appointed by the Board for the purpose of overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements. In so doing, the Committee shall endeavor to maintain free and open communication between the Company's directors, independent auditor and financial management.

         The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company, or the Company's outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

         The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and
(3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                              COMMITTEE MEMBERSHIP

         The members of the Committee (the "MEMBERS" or, individually, each a "MEMBER") shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of which shall be a member of the Board, however the Committee can operate with only two (2) Members should there be a vacancy on the Committee. The following membership requirements shall also apply:

                  (i) each Member must be "independent" as defined in Marketplace Rule 4200(a)(15) of the Rule and Regulations of the National Association of Securities Dealers, Inc. ("NASD");

                  (ii) each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934, as amended (the "ACT"), subject to the exemptions provided in Rule 10A-3(c);

                  (iii) each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

                  (iv) each Member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and

                  (v) at least one (1) Member must, through appropriate education and/or experience, satisfy the definition of "audit committee financial expert" as defined by rules and regulations of the U.S. Securities and Exchange Commission (the "SEC").

         Notwithstanding paragraph (i) above, as permitted under NASD Marketplace Rule 4350(d)(2), one (1) director who: (a) is not independent as defined in NASD Marketplace Rule 4200; (b) meets the criteria set forth in
Section 10A(m)(3) of the Act and the rules promulgated thereunder; and (c) is not a current officer or employee of the Company or Family Member (as defined in NASD Marketplace Rule 4200(a)(14)) of such an officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the Company's next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A Member appointed under the exception set forth in the preceding sentence must not serve longer than two (2) years and must not serve as chairperson of the Committee.

         If a current Member of the Committee ceases to be independent under the requirements of paragraphs (i) and (ii) above for reasons outside the Member's reasonable control, the affected Member may remain on the Committee until the earlier of the Company's next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with those requirements; PROVIDED, however, that when relying on the exception set forth in this sentence, if the Company's stock is then listed on the Nasdaq Stock Market, the Committee shall cause the Company to provide notice to Nasdaq immediately upon learning of the event or circumstance that caused the non-compliance.

                            DUTIES & RESPONSIBILITIES

         In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

FINANCIAL STATEMENTS AND DISCLOSURE MATTERS

1. Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations of the SEC and, if applicable, the NASD applicable to Nasdaq-listed issuers;

2.       Oversee the Company's accounting and financial reporting processes;

3.       Oversee audits of the Company's financial statements;

4. Review with the Company's independent auditor, management and internal auditors any information regarding "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

5. Review and discuss reports from the Company's independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and
         (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

6. Review all certifications provided by the Company's principal executive officer and principal financial officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act;

7. Review with management and the Company's independent auditor the Company's financial statements (including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to the filing with the SEC of any report containing such financial statements;

8. If deemed appropriate, recommend to the Board that the Company's audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

9. Prepare and approve the report of the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement in accordance with the requirements of Item 7(d)(3)(i) of Schedule 14A and Item 306 of Regulation S-K;

MATTERS REGARDING OVERSIGHT OF THE COMPANY'S INDEPENDENT AUDITOR

10. Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Committee;

11. Receive and review a formal written statement and letter from the Company's independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

12. Actively engage in a dialogue with the Company's independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

13. Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company's independent auditor;

14. Establish clear policies regarding the hiring of employees and former employees of the Company's independent auditor;

15. Establish policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company's independent auditor, with exceptions provided for DE MINIMIS amounts under certain circumstances as permitted by law; provided, however, that: (a) the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate Member(s) are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent auditor must be disclosed in the Company's applicable periodic reports;

16. Ensure that the Company's independent auditor: (a) has received an external quality control review by an independent public accountant ("peer review") that determines whether the independent auditor's system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with Nasdaq requirements;

17. Meet with the Company's independent auditor prior to its audit to review the planning and staffing of the audit;

18. Discuss with the Company's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;

19. Review with the Company's independent auditor any audit problems, difficulties or disagreements with management that the independent auditor may have encountered, as well as any management letter provided by the independent auditor and the Company's response to that letter, including a review of: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; (b) any changes required in the planned scope of the internal audit; and (c) the Company's internal audit department's responsibilities, budget and staffing;

20. Oversee the rotation of the lead (or coordinating) audit partner of the Company's independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years;

MATTERS REGARDING OVERSIGHT OF THE COMPANY'S MANAGEMENT AUDIT FUNCTION

21. Review the Company's annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company's financial statements, as well as the adequacy and effectiveness of the Company's disclosure controls and procedures and management's reports thereon;

22. Review major changes to the Company's auditing and accounting principles and practices as suggested by the Company's independent auditor, internal auditors or management;

23. Review the appointment of, and any replacement of, the Company's senior internal auditing executive, if any;

24. Review the significant reports to management prepared by the Company's internal auditing department, if any, and management's responses;

MATTERS REGARDING OVERSIGHT OF COMPLIANCE RESPONSIBILITIES

25. Review related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

26. In conjunction with counsel, advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations;

27. Obtain reports from the Company's management, senior internal auditing executive and independent auditor that the Company's subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act;

28. Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

29. Review and address any concerns regarding potentially illegal actions raised by the Company's independent auditor pursuant to Section 10A(b) of the Act; and cause the Company to inform the SEC of any report issued by the Company's independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

30. Obtain from the Company's independent auditor assurance that it has complied with Section 10A of the Act;

ADDITIONAL DUTIES & RESPONSIBILITIES

31.      Review and reassess the adequacy of this Charter periodically;

32. Review and assess the performance and effectiveness of the Committee periodically;

33. Report regularly to the Board with respect to the Committee's activities and make recommendations as appropriate;

34. Review with the Company's outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies;

35. Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments; and

36. Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

         Although the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with GAAP. Rather, those duties are the responsibility of management and the independent auditor.

         Nothing contained in this Charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the General Corporation Law of Nevada. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company's independent auditor.

                              STRUCTURE & MEETINGS

         The Committee shall conduct its business and meetings in accordance with this Charter, the Company's bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson PRO TEM to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson PRO TEM) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

         The Committee shall meet as often as it determines to be necessary and appropriate, but not less than quarterly each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company's bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

         The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company's independent auditors, at such times as the Committee deems appropriate, to review the independent auditor's examination and management report.

         Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

                                     MINUTES

         The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

                                   APPENDIX B

                      INTEGRATED HEALTHCARE HOLDINGS, INC.

                            2006 STOCK INCENTIVE PLAN

         1. PURPOSES OF THE PLAN. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company's business.

         2. DEFINITIONS. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

                  (a) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                  (b) "APPLICABLE LAWS" means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

                  (c) "AWARD" means the grant of an Option, Restricted Stock or other right or benefit under the Plan.

                  (d) "AWARD AGREEMENT" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

                  (e) "BOARD" means the Board of Directors of the Company.

                  (f) "CAUSE" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Committee, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

                  (g) "CHANGE IN CONTROL" means:

                           (i) The acquisition by any Person (as hereinafter
defined) of Beneficial Ownership (as hereinafter defined) of more than fifty percent (50%) of either (x) the then outstanding Stock (the "OUTSTANDING COMPANY STOCK") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"), provided that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

                           (ii) Individuals who, as of the date this Plan is
approved by the Company's stockholders, constitute the Board of Directors (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board of Directors, provided that, for purposes of this subsection (ii), any individual who becomes a director subsequent to the date this Plan is approved by the Company's whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however, any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                           (iii) Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (A) the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination have Beneficially Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) has Beneficially Ownership, directly or indirectly, of 20% or more of, respectively, the then outstanding common shares of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed in respect of the Company prior to such Business Combination and (C) at least a majority of the members of the board of directors or similar body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                           (iv) Approval by the stockholders of the Company of a
complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board of Directors, no Change in Control shall be deemed to have occurred if (x) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control and which proposal (including any modifications thereof) is ultimately successful, or (y) the Participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in (x); provided, however, that this sentence shall only apply to Awards held by a Participant referred to in clause (x) or (y), as the case may be, of this sentence.

For purposes of this definition, "PERSON" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) or any other entity, and "BENEFICIAL OWNERSHIP" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

                  (h) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (i) "COMMITTEE" means any committee composed of members of the Board appointed by the Board to administer the Plan.

                  (j) "COMMON STOCK" means the common stock of the Company.

                  (k) "COMMITTEE" means the Compensation Committee of the Board, or any other committee of the Board appointed by the Board to administer the Plan.

                  (l) "COMPANY" means Integrated Healthcare Holdings, Inc., a Nevada corporation, or any successor entity that adopts the Plan in connection following a Change in Control.

                  (m) "CONSULTANT" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

                  (n) "CONTINUOUS SERVICE" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee's Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

                  (o) "COVERED EMPLOYEE" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

                  (p) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

                  (q) "DISABILITY" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

                  (r) "EMPLOYEE" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

                  (s) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (t) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on one or more
established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or, if not reported in the Wall Street Journal, such other source as the Committee deems reliable;

                           (ii) If the Common Stock is not listed or admitted to
trading on a stock exchange or national market system, but is traded on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on the automated quotation system established with respect to such market on the date of determination; provided that if selling prices are not reported on such a system, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, such other source as the Committee deems reliable; or

                           (iii) In the absence of an established market for the
Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

                  (u) "GRANTEE" means an Employee, Director or Consultant who receives an Award under the Plan.

                  (v) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (w) "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

                  (x) "OFFICER" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (y) "OPTION" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

                  (z) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (aa) "PERFORMANCE-BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

                  (bb) "PLAN" means this 2006 Stock Incentive Plan.

                  (cc) "RELATED ENTITY" means any Parent or Subsidiary of the Company.

                  (dd) "RESTRICTED STOCK" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Committee.

                  (ee) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

                  (ff) "SHARE" means a share of the Common Stock.

                  (gg) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. STOCK SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of Section 10 , below, the initial maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be twelve million (12,000,000) Shares. As of the first business day of each calendar year in the period 2007 through 2015, the maximum aggregate number of Shares shall be increased by a number equal to one percent (1%) of the number of Shares of the Company that are outstanding on December 31 of the immediately preceding calendar year. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

                  (b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the "net exercise" of an option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Committee.

         4. ADMINISTRATION OF THE PLAN.

                  (a) THE COMMITTEE.

                           (i) IN GENERAL. The Plan and all Awards shall be
administered by the Committee, provided that, in the absence of the Committee or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

                           (ii) ADMINISTRATIVE INTENT. It is intended that this
Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy,
(A) in the case of Participants who are or may be Officers, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder, (B) in the case of Performance-Based Compensation, the applicable requirements of Code Section 162(m), and (C) Code Section 409A and other Applicable Laws. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with this intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void.

                           (iii) DELEGATION OF AUTHORITY AND DUTIES. To the
extent not prohibited by Applicable Laws or not inconsistent with the intent expressed in the foregoing paragraph, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees all or any portion of its authority and duties.

                           (iv) BOOKS AND RECORDS. The Committee and others to
whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

                           (v) The Company shall pay all reasonable expenses of
administering the Plan, including, but not limited to, the payment of professional fees and expenses.

                  (b) POWERS OF THE COMMITTEE. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have the authority, in its discretion:

                           (i) to select the Employees, Directors and
Consultants to whom Awards may be granted from time to time hereunder;

                           (ii) to determine whether and to what extent Awards
are granted hereunder;

                           (iii) to determine the number of Shares or the amount
of other consideration to be covered by each Award granted hereunder;

                           (iv) to approve forms of Award Agreements for use
under the Plan;

                           (v) to determine the terms and conditions of any
Award granted hereunder;

                           (vi) to amend the terms of any outstanding Award
granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                           (vii) to construe and interpret the terms of the Plan
and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

                           (viii) to appoint such accountants, counsel, and
other experts as it deems necessary or desirable in connection with the administration of the Plan;

                           (ix) to establish additional terms, conditions, rules
or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                           (x) to take such other action, not inconsistent with
the terms of the Plan, as the Committee deems appropriate.

                  (c) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

         5. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Committee may determine from time to time.

         6. TERMS AND CONDITIONS OF AWARDS.

                  (a) DESIGNATION OF AWARD. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the case of Restricted Stock, the Award may, but need not, be designated as Performance-Based Compensation.

                  (b) CONDITIONS OF AWARD. Subject to the terms of the Plan, the Committee shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, treatment in the event of a Change in Control and satisfaction of any performance criteria. Notwithstanding the foregoing, in the case of an Option granted to an Employee (other than an Employee who is an Officer or a Director), at least 20% of the Options shall become exercisable on each anniversary of the date of grant. The performance criteria established by the Committee may be based on any one of, or combination of, or more of the following criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or Related Entity, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives selected by the Committee. With respect to Awards that are intended to qualify as Performance-Based Compensation, the Committee shall, to the extent permitted under Section 162(m) of the Code and unless otherwise determined by the Committee at the time performance goals are established with respect to such performance criteria, adjust such performance goals to exclude the adverse affect of any of the following events: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs that have been approved by the Board; reductions in force and early retirement incentives; and any extraordinary, unusual, infrequent or non-recurring items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. Notwithstanding the foregoing and with respect to awards that are not intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee may, in its discretion, adjust performance goals as it considers necessary or appropriate.

                  (c) ACQUISITIONS AND OTHER TRANSACTIONS. The Committee may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

                  (d) SEPARATE PROGRAMS. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Committee from time to time.

                  (e) INDIVIDUAL AWARD LIMITS. The maximum number of Shares with respect to which Options may be granted to any Grantee in any three-year fiscal year period of the Company shall be One Million Five Hundred Thousand (1,500,000) Shares, less three times the number of Shares of Restricted Stock granted to such Grantee in such three-year fiscal period. The maximum number of Shares of Restricted Stock that may be granted to any Grantee in any three-year fiscal year period of the Company shall be(i) One Million Five Hundred Thousand (1,500,000) Shares, less the number of Shares with respect to which Options have been granted to such Grantee in such three-year fiscal year period divided by
(ii) three. The foregoing limitation(s) shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10 , below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation(s) with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the re-pricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

                  (f) TERM OF AWARD. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

                  (g) TRANSFERABILITY OF AWARDS. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and, to the extent permitted by Applicable Laws, during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee's Immediate Family to the extent and in the manner determined by the Committee. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Committee.

                  (h) TIME OF GRANTING AWARDS. The date of grant of an Award shall for all purposes be the date on which the Committee makes the determination to grant such Award, or such other date as is determined by the Committee.

         7. AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION AND TAXES.

                  (a) EXERCISE OR PURCHASE PRICE. The exercise or purchase price, if any, for an Award shall be as follows:

                           (i) In the case of an Incentive Stock Option:

                                    (A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

                                    (B) granted to any Employee other than an
Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (ii) In the case of a Non-Qualified Stock Option, the
per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (iii) In the case of Awards intended to qualify as
Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (iv) In the case of other Awards, such price as is
determined by the Committee.

                           (v) Notwithstanding the foregoing provisions of this
Section 7(a), in the case of an Award issued pursuant to Section 7(a)(i)(A) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

                  (b) CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Committee. In addition to any other types of consideration the Committee may determine, the Committee is authorized to accept as consideration for Shares issued under the Plan the following:

                           (i) cash;

                           (ii) check (subject to collection);

                           (iii) surrender of Shares or delivery of a properly
executed form of attestation of ownership of Shares as the Committee may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

                           (iv) with respect to Options, payment through a
broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

                           (v) with respect to Options, payment through a "net
exercise" such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Committee) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

                           (vi) any combination of the foregoing methods of
payment.

The Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement, or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

                  (c) TAXES. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, check (subject to collection) or shares of Stock, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

         8. EXERCISE OF AWARD.

                  (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.

                           (i) Any Award granted hereunder shall be exercisable
at such times and under such conditions as determined by the Committee under the terms of the Plan and specified in the Award Agreement.

                           (ii) An Award shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

                  (b) EXERCISE OF AWARD FOLLOWING TERMINATION OF CONTINUOUS SERVICE.

                           (i) An Award may not be exercised after the
termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement; provided, however, to the extent required by Applicable Laws, an Option shall, to the extent exercisable as of the termination of the Grantee's Continuous Service, remain exercisable (x) for at least six months from the date of termination of Continuous Service if by reason of death or Disability, and (y) for at least 30 days from the date of termination of Continuous Service if other than by reason of death or Disability or Cause; but in no event after the termination date of such Award set forth in the Award Agreement.

                           (ii) Where the Plan or an Award Agreement permits a
Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                           (iii) Any Award designated as an Incentive Stock
Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

         9. CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) If at any time the Committee determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Committee determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

                  (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Committee determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares,
(ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Committee may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Committee may also, in its discretion, make adjustments in connection with the events described in (i) -
(iii) of this Section 10 or substitute, exchange or grant Awards with respect to the shares of a Related Entity (collectively "adjustments"). In determining adjustments to be made under this Section 10, the Committee may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Law, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Grantees might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Committee and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Committee may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

         11. CHANGES IN CONTROL.

                  (a) EFFECT ON AWARDS. In the event of a Change in Control, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Grantees:

                           (i) accelerate time periods for purposes of vesting
in, or realizing gain from, any outstanding Award;

                           (ii) offer to purchase or, if an Award is not
affirmed, assumed or replaced in connection with the Change in Control, cashout any outstanding Award for cash or other consideration, as determined by the Committee as of the date of the Change in Control; or

                           (iii) make adjustments or modifications to
outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change in Control.

                  (b) EFFECT OF ACCELERATION ON INCENTIVE STOCK OPTIONS. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

         12. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. Subject to Section 17 below and Applicable Laws, Awards may be granted under the Plan upon its becoming effective and from time to time during its term. The Plan shall have a term of ten (10) years unless sooner terminated, provided that as to Awards then outstanding, the Plan shall remain in effect until all such Awards have been settled or terminated under the terms of the Plan and applicable Award Agreements.

         13. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

                  (a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Applicable Laws.

                  (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

                  (c) No suspension or termination of the Plan (including termination of the Plan under Section 12 above) shall adversely affect any rights under Awards already granted to a Grantee.

         14. RESERVATION OF SHARES.

                  (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. NO EFFECT ON TERMS OF EMPLOYMENT/CONSULTING RELATIONSHIP. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for the purposes of this Plan.

         16. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         17. STOCKHOLDER APPROVAL. The Plan is subject to approval by the Company's stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained. In the case of Incentive Stock Options, stockholder must be obtained within twelve
(12) months before or after the date the Plan is adopted and, if not so obtained, all Incentive Stock Options previously granted under the Plan shall be as automatically deemed Non-Qualified Stock Options. No Option may be exercised and no Award may be settled prior to the date stockholder approval is obtained.

         18. UNFUNDED OBLIGATION. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee's creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

         19. CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

                                      PROXY
                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                       2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Ajay G. Meka, M.D. and Bruce Mogel, or either one of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Integrated Healthcare Holdings, Inc. (the "Company") to be held on Wednesday, November 29, 2006 at 6:00 p.m. Pacific time, at the Bash Auditorium on the first floor of the Western Medical Center--Santa Ana located at 1001 N. Tustin Avenue, Santa Ana, California 92705, and at any adjournments thereof, to vote all shares of common stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE 2006 STOCK INCENTIVE PLAN, AND AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS' DISCRETION. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                             Your vote is important.
     Please mark, sign, date and return this proxy in the envelope provided.


                           (CONTINUED ON REVERSE SIDE)

                                     PROXY
                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                       2006 ANNUAL MEETING OF STOCKHOLDERS
                          (CONTINUED FROM REVERSE SIDE)

1. ELECTION OF DIRECTORS. To elect six (6) directors to our Board of Directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and have qualified. The following individuals are the nominees for election as director:

Maurice J. DeWald                Ajay G. Meka, M.D.          Bruce Mogel
Syed Salman J. Naqvi, M.D.       Fernando Niebla             Anil V. Shah, M.D.

  [ ] FOR ALL NOMINEES LISTED ABOVE        [ ] WITHHOLD AUTHORITY TO VOTE
        EXCEPT AS MARKED TO THE                 FOR ALL NOMINEES LISTED
               CONTRARY                                 ABOVE

A Stockholder may withhold authority to vote for any nominee(s) by drawing a line through or otherwise striking out the name of such nominee(s). If no specification is made, the votes represented by this proxy will be cast for the election of all of the nominees listed above. This proxy vests discretionary authority to cumulate votes for directors.

2.      APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.

           [ ]  FOR              [ ]  AGAINST              [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

                                Please sign exactly as your name appears hereon, date and return this Proxy. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated: ________________________, 2006


                                ________________________________________________
                                                  (Signature)

                                ________________________________________________
                                          (Signature, if held jointly)


                                Printed Name(s): _______________________________

                                    I (We) [ ] will, [ ] will not, attend the
                                            Annual Meeting in person.

                                  If your address has changed, please provide your correct address in the space above.

  NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND
                          MAILED IN THE UNITED STATES.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS